NEWS RELEASE

ASTEC REPORTS RECORD FOURTH QUARTER, FULL YEAR 2024 RESULTS

Fourth Quarter 2024 Overview (all comparisons are made to the corresponding prior year fourth quarter unless otherwise specified):

•Record net sales of $359.0 million
•Strong net income of $21.1 million; Adjusted net income of $27.2 million
•EBITDA of $40.0 million; Record adjusted EBITDA of $47.9 million
•Diluted EPS of $0.92; Record adjusted EPS of $1.19
•Operating cash flow of $36.6 million; Free cash flow of $32.1 million

CHATTANOOGA, Tenn. (February 26, 2025) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the fourth quarter and full year ended December 31, 2024.

"I am pleased to report strong net income and quarterly records for net sales, adjusted EBITDA and adjusted earnings per share. Our efforts around aftermarket, operational excellence and our OneASTEC procurement team are starting to deliver results," said Jaco van der Merwe, Chief Executive Officer. "I would like to thank all Astec employees for their hard work and dedication. Our results show what our team is capable of."

Brian Harris, Chief Financial Officer, commented, "Our focus on working capital management resulted in operating cash flows and free cash flow in the quarter of $36.6 million and $32.1 million, respectively, reduced net debt of $30.0 million and improved liquidity of $228.1 million. Solid earnings and a strong balance sheet position us well for the future. Many of our customers reported record fourth quarters and are cautiously optimistic. For the full year 2025, we expect further progress in consistent and profitable growth to produce adjusted EBITDA in the range of $105 million to $125 million."

(in millions, except per share and percentage data)	4Q 2024	4Q 2023	Change		YTD 4Q 2024	YTD 4Q 2023	Change
Net sales	$359.0	$337.2	6.5%		$1,305.1	$1,338.2	(2.5)%
Infrastructure Solutions	248.8	222.3	11.9%		837.4	800.4	4.6%
Material Solutions	110.2	114.9	(4.1)%		467.7	537.8	(13.0)%
Backlog	419.6	569.8	(26.4)%		419.6	569.8	(26.4)%
Infrastructure Solutions	305.5	364.7	(16.2)%		305.5	364.7	(16.2)%
Material Solutions	114.1	205.1	(44.4)%		114.1	205.1	(44.4)%
Income from operations	34.8	18.9	84.1%		23.2	48.6	(52.3)%
Operating margin	9.7%	5.6%	410	bps	1.8%	3.6%	(180)	bps
Effective tax rate	33.1%	14.9%	1,820	bps	70.5%	21.3%	4,920	bps
Net income attributable to controlling interest	21.1	14.9	41.6%		4.3	33.5	(87.2)%
Diluted EPS	0.92	0.65	41.5%		0.19	1.47	(87.1)%
EBITDA (a non-GAAP measure)	40.0	25.4	57.5%		49.6	75.0	(33.9)%
EBITDA margin (a non-GAAP measure)	11.1%	7.5%	360	bps	3.8%	5.6%	(180)	bps

Adjusted (Non-GAAP)
Adjusted income from operations	42.8	26.3	62.7%		86.1	84.1	2.4%
Adjusted operating margin	11.9%	7.8%	410	bps	6.6%	6.3%	30	bps
Adjusted effective tax rate	31.2%	17.3%	1,390	bps	27.3%	22.1%	520	bps
Adjusted net income attributable to controlling interest	27.2	20.6	32.0%		56.0	60.8	(7.9)%
Adjusted EPS	1.19	0.90	32.2%		2.45	2.67	(8.2)%
Adjusted EBITDA	47.9	32.6	46.9%		111.8	110.0	1.6%
Adjusted EBITDA margin	13.3%	9.7%	360	bps	8.6%	8.2%	40	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations. Based on a review of these factors, our Australia and LatAm sites, which were previously reported in the Infrastructure Solutions segment have moved to the Materials Solutions segment and Astec Digital, which was previously included in the Corporate and Other category has moved to the Infrastructure Solutions segment, each beginning January 1, 2024. Prior periods have been revised to reflect the changes for the segment composition for comparability.

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $248.8 million increased 11.9% as the infrastructure construction market remains strong with healthy demand for asphalt and concrete plants.
•Segment Operating Adjusted EBITDA of $53.1 million increased 52.1% and Segment Operating Adjusted EBITDA margin of 21.3% increased 560 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $110.2 million decreased by 4.1% primarily due to lower domestic equipment sales attributable to finance capacity constraints with contractors and dealers resulting in fewer product conversions. Dealer quoting remains active.
•Segment Operating Adjusted EBITDA of $7.2 million decreased 13.3% and Segment Operating Adjusted EBITDA margin of 6.5% decreased 70 basis points.

Liquidity and Cash Flow
•Our total liquidity was $228.1 million, consisting of $88.3 million of cash and cash equivalents available for operating purposes and $139.8 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was $36.6 million and Free Cash Flow in the quarter was $32.1 million.

Fourth Quarter Capital Allocation
•Capital expenditures of $4.5 million.
•Dividend payment of $0.13 per share.

Other Items
•Increased effective tax rate for the fourth quarter primarily due to one-time adjustment of prior under-accruals of state income tax expenses.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, February 26, 2025, at 8:30 A.M. Eastern Time, to review its fourth quarter and full year financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, February 26, 2025 at least 10 minutes prior to the scheduled time for the call. International callers should dial +1 (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/355500116

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until March 12, 2025 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

When we provide guidance for adjusted EBITDA as described above, we do not provide a reconciliation of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjusted items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three months ended December 31, 2024.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$359.0	$337.2	$1,305.1	$1,338.2
Cost of sales	256.1	248.1	977.2	1,007.4
Gross profit	102.9	89.1	327.9	330.8

Operating expenses:
Selling, general and administrative expenses	68.0	69.7	276.1	276.4
Goodwill impairment	—	—	20.2	—
Restructuring, other impairment and asset charges, net	0.1	0.5	8.4	5.8
Total operating expenses	68.1	70.2	304.7	282.2
Income from operations	34.8	18.9	23.2	48.6

Other expenses, net:
Interest expense	(2.3)	(2.5)	(10.7)	(8.9)
Other (expenses) income, net	(1.1)	1.1	1.4	3.1
Income before income taxes	31.4	17.5	13.9	42.8
Income tax provision	10.4	2.6	9.8	9.1
Net income	21.0	14.9	4.1	33.7
Net loss (income) attributable to noncontrolling interest	0.1	—	0.2	(0.2)
Net income attributable to controlling interest	$21.1	$14.9	$4.3	$33.5

Earnings per common share
Basic	$0.92	$0.65	$0.19	$1.47
Diluted	0.92	0.65	0.19	1.47

Weighted average shares outstanding
Basic	22,821	22,751	22,799	22,720
Diluted	22,906	22,799	22,853	22,781
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended December 31,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$248.8	$222.3	$26.5		11.9%
Materials Solutions	110.2	114.9	(4.7)		(4.1)%
Net sales	$359.0	$337.2	$21.8		6.5%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$53.1	$34.9	$18.2		52.1%
Materials Solutions	7.2	8.3	(1.1)		(13.3)%
Segment Operating Adjusted EBITDA - Reportable Segments	60.3	43.2
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(12.4)	(10.6)
Transformation program	(7.0)	(6.7)
Restructuring and other related charges	(0.1)	(0.1)
Asset impairment	—	(0.4)
Transaction costs	(0.8)	—
Interest expense, net	(1.8)	(1.9)
Depreciation and amortization	(6.7)	(6.0)
Net loss attributable to noncontrolling interest	(0.1)	—
Income before income taxes	$31.4	$17.5

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	21.3%	15.7%	560	bps
Materials Solutions	6.5%	7.2%	(70)	bps

(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Year Ended December 31,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$837.4	$800.4	$37.0		4.6%
Materials Solutions	467.7	537.8	(70.1)		(13.0)%
Net sales	$1,305.1	$1,338.2	$(33.1)		(2.5)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$121.5	$102.4	$19.1		18.7%
Materials Solutions	37.2	50.7	(13.5)		(26.6)%
Segment Operating Adjusted EBITDA - Reportable Segments	158.7	153.1
Reconciliation of Segment Operating Adjusted EBITDA to "Income before income taxes"
Corporate and Other	(46.9)	(43.1)
Transformation program	(32.8)	(29.2)
Restructuring and other related charges	(9.5)	(7.7)
Goodwill impairment	(20.2)	—
Asset impairment	—	(1.2)
Gain on sale of property and equipment, net	1.1	3.1
Transaction costs	(0.8)	—
Interest expense, net	(8.7)	(6.8)
Depreciation and amortization	(26.8)	(25.6)
Net income (loss) attributable to noncontrolling interest	(0.2)	0.2
Income before income taxes	$13.9	$42.8

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	14.5%	12.8%	170	bps
Materials Solutions	8.0%	9.4%	(140)	bps
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$90.8	$63.2
Investments	3.0	5.7
Trade receivables, contract assets and other receivables, net	167.2	152.7
Inventories, net	422.7	455.6
Other current assets, net	39.1	42.3
Total current assets	722.8	719.5
Property, plant and equipment, net	181.9	187.6
Other long-term assets	138.9	152.2
Total assets	$1,043.6	$1,059.3

Liabilities
Current liabilities:
Accounts payable	$79.2	$116.9
Customer deposits	77.3	70.2
Other current liabilities	115.2	111.9
Total current liabilities	271.7	299.0
Long-term debt	105.0	72.0
Other long-term liabilities	29.3	34.6
Total equity	637.6	653.7
Total liabilities and equity	$1,043.6	$1,059.3

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$4.1	$33.7
Adjustments to reconcile net income to net cash provided by operating activities	63.5	40.8
Distributions to deferred compensation programs' participants	(1.1)	(1.8)
Change in operating assets and liabilities	(43.5)	(44.9)
Net cash provided by operating activities	23.0	27.8
Cash flows from investing activities:
Expenditures for property and equipment	(20.5)	(34.1)
Proceeds from sale of property and equipment	2.3	20.3
Proceeds from insurance	0.4	—
Purchase of investments	(1.1)	(1.0)
Sale of investments	0.9	1.9
Net cash used in investing activities	(18.0)	(12.9)
Cash flows from financing activities:
Payment of dividends	(11.9)	(11.8)
Proceeds from borrowings on credit facilities and bank loans	215.6	240.6
Repayments of borrowings on credit facilities and bank loans	(179.2)	(245.8)
Sale of Company stock by deferred compensation programs, net	0.4	0.3
Withholding tax paid upon vesting of share-based compensation awards	(0.5)	(1.6)
Net cash provided by (used in) financing activities	24.4	(18.3)
Effect of exchange rates on cash	(1.8)	0.6
Increase (decrease) in cash, cash equivalents and restricted cash	27.6	(2.8)
Cash, cash equivalents and restricted cash, beginning of period	63.2	66.0
Cash, cash equivalents and restricted cash, end of period	$90.8	$63.2

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system and a lean manufacturing initiative at one of our largest manufacturing sites that was largely completed during 2023 with certain capital investments finalized in early 2024. Transformation program costs for the lean manufacturing initiative ceased at the end of 2023. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the workforce reductions effected in the second quarter of 2024, the termination of our previous Chief Executive Officer, the limited overhead restructuring action implemented in February 2023 and ongoing litigation costs for our exited Enid location, including the settlement loss recorded in the third quarter of 2024. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations. These charges are associated with the impairment of the goodwill allocated to the Materials Solutions reporting unit during the second quarter of 2024. The goodwill impairment is largely nondeductible for tax purposes and, as such, the tax impact applied reflects the actual tax impact by jurisdiction.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired during the second quarter of 2023. Additional charges in 2023 relate to manufacturing equipment determined to be impaired.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Transaction costs - Costs associated with the pursuit of acquisition opportunities, or the effected acquisition and integration of acquired businesses. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

When we provide guidance for adjusted EBITDA as described above, we do not provide a reconciliation of the U.S. GAAP measure as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$359.0	$337.2	$1,305.1	$1,338.2

Income from operations	$34.8	$18.9	$23.2	$48.6
Adjustments:
Transformation program	7.1	6.9	33.5	29.7
Restructuring and other related charges	0.1	0.1	9.5	7.7
Goodwill impairment	—	—	20.2	—
Asset impairment	—	0.4	—	1.2
Gain on sale of property and equipment, net	—	—	(1.1)	(3.1)
Transaction costs	0.8	—	0.8	—
Adjusted income from operations	$42.8	$26.3	$86.1	$84.1
Adjusted operating margin	11.9%	7.8%	6.6%	6.3%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to controlling interest	$21.1	$14.9	$4.3	$33.5
Adjustments:
Transformation program	7.1	6.9	33.5	29.7
Restructuring and other related charges	0.1	0.1	9.5	7.7
Goodwill impairment	—	—	20.2	—
Asset impairment	—	0.4	—	1.2
Gain on sale of property and equipment, net	—	—	(1.1)	(3.1)
Transaction costs	0.8	—	0.8	—
Income tax impact of adjustments	(1.9)	(1.7)	(11.2)	(8.2)
Adjusted net income attributable to controlling interest	$27.2	$20.6	$56.0	$60.8

Diluted EPS	$0.92	$0.65	$0.19	$1.47
Adjustments:
Transformation program (a)	0.32	0.30	1.47	1.30
Restructuring and other related charges (a)	—	—	0.41	0.35
Goodwill impairment	—	—	0.88	—
Asset impairment	—	0.02	—	0.05
Gain on sale of property and equipment, net	—	—	(0.05)	(0.14)
Transaction costs	0.03	—	0.04	—
Income tax impact of adjustments	(0.08)	(0.07)	(0.49)	(0.36)
Adjusted EPS	$1.19	$0.90	$2.45	$2.67

(a) Calculation includes the impact of a rounding adjustment
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$359.0	$337.2	$1,305.1	$1,338.2

Net income attributable to controlling interest	$21.1	$14.9	$4.3	$33.5
Interest expense, net	1.8	1.9	8.7	6.8
Depreciation and amortization	6.7	6.0	26.8	25.6
Income tax provision	10.4	2.6	9.8	9.1
EBITDA	40.0	25.4	49.6	75.0
EBITDA margin	11.1%	7.5%	3.8%	5.6%

Adjustments:
Transformation program	7.0	6.7	32.8	29.2
Restructuring and other related charges	0.1	0.1	9.5	7.7
Goodwill impairment	—	—	20.2	—
Asset impairment	—	0.4	—	1.2
Gain on sale of property and equipment, net	—	—	(1.1)	(3.1)
Transaction costs	0.8	—	0.8	—
Adjusted EBITDA	$47.9	$32.6	$111.8	$110.0
Adjusted EBITDA margin	13.3%	9.7%	8.6%	8.2%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$36.6	$46.6	$23.0	$27.8
Expenditures for property and equipment	(4.5)	(9.1)	(20.5)	(34.1)
Free cash flow	$32.1	$37.5	$2.5	$(6.3)
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com